HEILONGJIANG HUIMEIJIA PHARMACEUTICAL CO., LTD

INDEX TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013

F-1

HEILONGJIANG HUIMEIJIA PHARMACEUTICAL CO., LTD

BALANCE SHEETS

	September 30, 2013	June 30, 2013
	(Unaudited)	(Audited)

ASSETS

Current assets

Cash and cash equivalents	$20,380	$28,924
Notes receivable	41,596	34,413
Accounts receivable, net	106,655	131,728
Inventory	820,543	843,006
Other receivable	83,201	83,042
Advance to suppliers	150,419	106,472
Total current assets	1,222,794	1,227,585

Property, plant & equipment - net	1,424,438	1,453,040
Intangible assets - net	694,792	689,317
Construction-in-progress	189,160	188,624

Total assets	$3,531,184	$3,558,566

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Short term loan	$1,143,791	$1,140,548
Accounts payable and accrued expenses	478,464	500,700
Advance from supplier	222,554	200,761
Related party debts	1,717,746	1,706,652
Other payable	62,726	48,764
Taxes payable	17,478	10,107
Total current liabilities	3,642,759	3,607,532

Stockholders' deficit

Paid-in capital	1,920,025	1,920,025
Accumulated other comprehensive income	29,785	29,979
Accumulated deficit	(2,061,385)	(1,998,970)
Total stockholders' deficit	(111,575)	(48,966)

Total liabilities and stockholders' deficit	$3,531,184	$3,558,566

The accompanying notes are an integral part of these financial statements.

F-2

HEILONGJIANG HUIMEIJIA PHARMACEUTICAL CO., LTD

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended
	September 30, 2013	September 30, 2012

REVENUE	$303,734	$272,624

COST OF GOODS SOLD	204,752	206,348

GROSS PROFIT	98,982	66,276

OPERATING EXPENSES
Selling, general & administrative expenses	(123,578)	(212,006)
Depreciation and amortization expenses	(29,653)	(28,335)
Total operating expenses	(153,231)	(240,341)

LOSS FROM OPERATIONS	(54,249)	(174,065)

OTHER INCOME (EXPENSES)
Interest income	18	24
Interest expense	(22,780)	(44,533)
Non-operating income	14,605	-
Non-operating expense	(9)	(39)
Total other expenses	(8,166)	(44,548)

LOSS BEFORE INCOME TAXES	(62,415)	(218,613)

Provision for income taxes	-	-

NET LOSS	(62,415)	(218,613)

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain (loss)	(194)	29,979

Total comprehensive loss	$(62,609)	$(188,634)

The accompanying notes are an integral part of these financial statements.

F-3

HEILONGJIANG HUIMEIJIA PHARMACEUTICAL CO., LTD

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	September 30, 2013	September 30, 2012

Cash Flows from Operating Activities
Net loss	$(62,415)	$(218,613)
Adjustments to reconcile net loss to net cash
Provided by operating activities:
Depreciation and amortization	51,715	48,946
Bad debt expense	8,970	13,392
(Increase) / decrease in operating assets:
Accounts receivables	16,455	(8,888)
Other receivables	77	23,324
Inventory	24,838	(38,781)
Advance to suppliers	(43,606)	(35,387)
Increase in operating liabilities:
Accounts payable and accrued expenses	(23,640)	49,247
Other payable	13,811	(35,222)
Advance from customers	21,204	145,093
Taxes payable	7,336	(15,032)

Net cash used in (provided by) operating activities	14,745	(71,921)

Cash Flows from Investing Activities
Purchases of fixed assets	(11,093)	(1,615)
Dues from notes receivable	(7,079)	-
Purchases of intangible assets	(11,428)	-

Net cash used in investing activities	(29,600)	(1,615)

Cash Flows from Financing Activities
Loan from bank	-	(312,709)
Proceeds from related party debts	6,236	389,861

Net cash provided by financing activities	6,236	77,152

Effect of exchange rate changes on cash and cash equivalents	75	105

Net increase (decrease) in cash and cash equivalents	(8,544)	3,721

Cash and cash equivalents, beginning balance	28,924	6,221

Cash and cash equivalents, ending balance	$20,380	$9,942

Supplemental cash flow information

Cash paid for income taxes	$-	$-
Cash paid for interest expense	$22,780	$45,006

The accompanying notes are an integral part of these financial statements.

F-4

HEILONGJIANG HUIMEIJIA PHARMACEUTICAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Note 1 - ORGANIZATION AND BUSINESS BACKGROUND

Heilongjiang Huimeijia Pharmaceutical Co., Ltd. (hereinafter referred as the “Company”) was founded on October 30, 2003. The Company is engaged in the manufacturing and distribution of tincture, ointments, rubber paste (including hormones), solution (topical), suppositories, liniment (including traditional Chinese medicine extraction), enemas and oral liquid. The Company’s predecessor is Heilongjiang Xue Du Pharmaceutical Co., Ltd., which had established its brand name in the market by its medical products. The Company is categorized as a “high and new technology” enterprise by Heilongjiang Province with comprehensive types of topical medical products in Heilongjiang Province, a northeastern province in China. The Company has 21 products which have been approved by, and have received approval numbers issued by the China State Food and Drug Administration (“CFDA”). In addition, the Company is a holder of one patent for utility models, five patents for external design and two trademarks in China, including the Chinese brand name of “Xue Du” that has established reputation among customers in northeastern in China.

The Company’s fiscal year ends on June 30th.

Note 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses and has not demonstrated the ability to generate sufficient cash flows from operations to satisfy its liabilities and sustain operations. The Company had accumulated deficits of $2,061,385 and $1,998,970 and stockholders’ deficits of $111,575 and $48,966 as of September 30, 2013 and June 30, 2013, respectively, including net losses of $62,415 and $218,613 for the three months ended September 30, 2013 and 2012, respectively. In addition, current liabilities exceed current assets by $2,419,965 and $2,379,947 as of September 30, 2013 and June 30, 2013, respectively, representing significant working capital deficits. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and operating expenses with negative working capitals and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) sales of medical products, and (2) short-term or long-term borrowings from banks, stockholders or other party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

Note 3 - SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States ("GAAP") and have been consistently applied in the preparation of the financial statements.

Translation of Foreign Currencies

The Company maintains its books and accounting records in PRC currency “Renminbi” (“RMB”), which has been determined to be the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates prevailing on the date of the transactions, as quoted by the Federal Reserve Board. Foreign currency exchange gains and losses resulting from these transactions are included in operations.

F-5

The Company’s financial statements are translated into the reporting currency, the United States Dollar (“USD”). Assets and liabilities are translated at the prevailing exchange rate at each reporting period end date. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from the translation of these financial statements are reflected as accumulated other comprehensive income in shareholders’ equity.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. The more significant estimates and assumptions by management include, among others, useful lives and residual value of long-lived assets and intangible assets, valuation of inventory, accounts receivable and notes receivable, impairment analysis of long-lived assets, construction-in-progress, intangible assets and deferred taxes. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Statement of Cash Flows

In accordance with Statement FASB ASC Topic 230, Statement of Cash Flows, cash flow from the Company's operations is calculated based upon the local currencies, and translated to the reporting currency using an average foreign exchange rate for the reporting period. As a result, amounts related to assets and liabilities reported in the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less at the time of purchase.

The Company maintains cash and cash equivalents at several financial institutions. As of September 30, 2013 and June 30, 2013, the Company’s bank balances totaled $20,380 and $28,924, respectively, which were mainly maintained at financial institutions located in the PRC.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment and bad debt history, the customer’s current credit worthiness, changes in customer payment patterns and the economic environment. As of September 30, 2013 and June 30, 2013, the balance of allowance for doubtful accounts was $8,790 and $9,979, respectively.

Concentrations of Business and Credit Risks

All of the Company’s manufacturing is located in the PRC. There can be no assurance that the Company will be able to successfully continue to manufacture its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, prices of raw materials, competition, governmental and political conditions, and changes in regulations. Since the Company is dependent on trade in the PRC, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to the risks of restrictions on transfer of funds, domestic and international customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations.

The Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the Federal Deposit Insurance Company (“FDIC”) on funds held in U.S. banks.

F-6

The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Advance to Suppliers

Advance to suppliers principally include advances to raw material suppliers. The Company periodically makes advances to certain vendors for purchases of raw materials, and records those advances as advance to suppliers. As of September 30, 2013 and June 30, 2013, advance to suppliers amounted to $150,419 and $106,472, respectively.

Inventory

Inventory consists of raw material, work in progress and finished goods of manufactured products.

Inventory is stated at lower of cost or market and consists of materials, labor and overhead. The value of inventory is determined using the weighted average cost method and includes any related production overhead costs incurred in bringing the inventory to its present location and condition. Overhead costs included in finished goods include direct labor cost and other costs directly applicable to the manufacturing process. The Company evaluates inventory for excess, slow moving, and obsolete inventory as well as inventory the volume of which is in excess of its net realizable value. This evaluation includes analysis of sales levels by product and projections of future demand. If future demand or market conditions are less favorable than the Company’s projections, a write-down of inventory may be required, and would be reflected in cost of goods sold in the period the revision is made. Inventory amounts are reported net of such allowances. Management has recorded no inventory allowance as of September 30, 2013 and June 30, 2013.

Impairment of Long-Lived Assets

The Company’s long-lived assets and other assets are reviewed for impairment in accordance with the guidance of the FASB ASC Topic 360-10, “Property, Plant, and Equipment,” and FASB ASC Topic 205“Presentation of Financial Statements. “The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial position. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. As of September 30, 2013 and June 30, 2013, the Company has not experienced impairment losses on its long-lived assets. However, there can be no assurances that demand for the Company’s products or services will continue, which could result in an impairment of long-lived assets in the future.

Property, Plant and Equipment

Property, plant and equipment are carried at the lower of cost or fair value. Maintenance, repairs and minor renewals are expensed as incurred; major renewals and improvements that extend the lives or increase the capacity of plant assets are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The percentages or depreciable life applied are:

Building, Warehouse and Improvements	20 years
Office Equipment	3 years
Transportation Equipment	8 years
Machinery and Equipment	10 years

Construction in Progress

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities. Costs classified to construction in progress include all costs of obtaining the asset and bringing it to the location and condition necessary for its intended use. No depreciation is provided for construction in progress until such time as the assets are completed and are placed into service. Interest incurred during construction is capitalized into construction in progress. All other interest is expensed as incurred.

F-7

The Company reviews the carrying value of construction in progress for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, there were no impairment recorded for construction in progress during the three months ended September 30, 2013 and 2012.

Intangible Assets

The Company evaluates intangible assets in accordance with FASB ASC Topic 350, “Intangibles — Goodwill and Other.” Intangible assets deemed to have indefinite lives are not amortized, but are subject to annual impairment tests. If the assumptions and estimates used to allocate the purchase price are not correct, or if business conditions change, purchase price adjustments or future asset impairment charges could be required. The value of our intangible assets could be impacted by future adverse changes such as: (i) any future declines in our operating results, (ii) a decline in the valuation of technology, including the valuation of our common stock, (iii) a significant slowdown in the worldwide economy or (iv) any failure to meet the performance projections included in our forecasts of future operating results. In accordance with FASB ASC Topic 350, the Company tests intangible assets for impairment on an annual basis or more frequently if the Company believes indicators of impairment exist. Impairment evaluations involve management estimates of asset useful lives and future cash flows. Significant management judgment is required in the forecasts of future operating results that are used in the evaluations. It is possible, however, that the plans and estimates used may be incorrect. If our actual results, or the plans and estimates used in future impairment analysis, are lower than the original estimates used to assess the recoverability of these assets, we could incur additional impairment charges in a future period. Based on such evaluations, there were no impairment recorded for intangible assets for the three months ended September 30, 2013 and 2012.

Revenue Recognition

The Company recognizes revenue when it is both earned and realized or realizable. The Company’s policy is to recognize revenue when title to the product, ownership and risk of loss have transferred to the customer, persuasive evidence of an arrangement exists and collection of the sales proceeds is reasonably assured, all of which generally occur upon shipment of goods to customers. The majority of the Company’s revenue relates to the sale of inventory to customers, and revenue is recognized when title and the risks and rewards of ownership pass to the customer. Given the nature of the Company’s business and the applicable rules guiding revenue recognition, the Company’s revenue recognition practices do not contain estimates that materially affect results of operations. The Company records revenue net of sales taxes. The Company allows its customers to return product for exchange or credit subject to certain limitations. A provision for such returns is estimated against revenue based on historical experience, which were deemed immaterial for the three months ended September 30, 2013 and 2012. As of September 30, 2013 and June 30, 2013, the actual return of products were nil and $3,754, respectively.

Advertising Costs

Advertising costs are expensed as incurred and are included as part of selling and marketing expenses in the accompanying statement of operations and comprehensive income. Advertising costs were $13,678 and $31,803 for the three months ended September 30, 2013 and 2012.

Income Taxes

The Company adopts FASB ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

In July 2006 the FASB issued FIN 48(ASC 740-10), Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (ASC 740), which requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Under FIN 48(ASC 740-10), tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

F-8

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or deferred tax asset valuation allowance.

As a result of the implementation of FIN 48 (ASC 740-10), the company undertook a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48 (ASC 740-10). The Company recognized no material adjustments to liabilities or stockholders’ equity as a result of the implementation.  The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Enterprise Income Tax

Under the Provisional Regulations of PRC Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 25% of their taxable income.

Value Added Tax

The Provisional Regulations of PRC Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in, or imported into, the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in the PRC is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year. Value added tax for the three months ended September 30, 2013 and 2012 were $53,298 and $50,396, respectively.

Sales Taxes and Sales-Related Taxes

Pursuant to the tax law and regulations of the PRC, the Company is obligated to pay 7% and 5% of the annual VAT paid as tax on maintaining and building cities and education additional fee, both of which belong to sales-related taxes. Sales-related taxes are recorded when sales revenue is recognized. Sales taxes and sales-related taxes for the three months ended September 30, 2013 and 2012 were $1,807 and $2,028, respectively.

Comprehensive Income

The Company reports comprehensive income in accordance with FASB ASC Topic 220 “Comprehensive Income," which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements.

Total comprehensive income is defined as all changes in stockholders' equity during a period, other than those resulting from investments by and distributions to stockholders (i.e., issuance of equity securities and dividends). Generally, for the Company, total comprehensive income equals net income plus or minus adjustments for currency translation. Total comprehensive loss was $62,609 for the three months ended September 30, 2013.

While total comprehensive income is the activity in a period and is largely driven by net earnings in that period, accumulated other comprehensive income or loss (“AOCI”) represents the cumulative balance of other comprehensive income as of the balance sheet date. For the Company, AOCI is primarily the cumulative balance related to the currency adjustments and decreased overall equity. As of September 30, 2013 and June 30, 2013, AOCI were $29,785 and $29,979, respectively.

Pension and Employee Benefits

Full time employees of PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees’ salaries. Management believes full-time employees who have passed the probation period are entitled to such benefits.

The total provisions for such employee benefits were $111,042 and $99,350 for the three months ended September 30, 2013 and 2012, respectively.

F-9

Statutory Reserves

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the generally accepted accounting principles in the PRC, after offsetting any prior years’ losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company’s registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. The Company had no statutory reserve as of September 30, 2013 and June 30, 2013.

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, Intangibles-Goodwill and Other (Topic 350) - Testing Indefinite-Lived Intangible Assets for Impairment. The ASU provides entities with an option to first assess qualitative factors to determine whether events or circumstances indicate that it is more likely than not that the indefinite-lived intangible asset is impaired. If an entity concludes that it is more than 50% likely that an indefinite-lived intangible asset is not impaired, no further analysis is required. However, if an entity concludes otherwise, it would be required to determine the fair value of the indefinite-lived intangible asset to measure the amount of actual impairment, if any, as currently required under US GAAP. The ASU is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements

In February 2013, the FASB issued ASU No. 2013-02, which amends the authoritative accounting guidance under ASC Topic 220 “Comprehensive Income.” The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under US GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under US GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under US GAAP that provide additional detail about those amounts. The amendments in this update are effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted. Adoption of this update is not expected to have a material effect on the Company’s results of operations or financial condition.

In March 2013, the FASB issued guidance on a parent company’s accounting for the cumulative translation adjustment upon derecognition of a subsidiary or group of assets within a foreign entity. This new guidance requires that the parent company release any related cumulative translation adjustment into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The new guidance will be effective for the Company beginning July 1, 2014. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. For public entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. For nonpublic entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2014. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

F-10

Note 4 - NOTES RECEIVABLE

The Company’s notes receivable amounted to $41,596 and $34,413 as of September 30, 2013 and June 30, 2013, respectively. All of the notes receivable were bank acceptance bills, consisted of the following:

Name of bill issuer	Bill drawing date	Maturity date	As of September 30, 2013	As of June 30, 2013
Nankang Huijiandonghao Industrial Co., Ltd	2012/12/11	2013/6/11	$16,340	$16,293
Harbin Zhengdalongxiang Pharmacceutical Co., Ltd	2013/9/18	2014/3/18	9,353	-
Harbin Pharm Group Co.,Ltd Second Chinese Medicine Factory	2013/2/19	2013/8/18	6,129	6,111
Beijing Xinlong Pharmaceutical Co., Ltd	2012/11/30	2013/2/28	2,244	2,238
Harbin Pharm Group Co.,Ltd Second Chinese Medicine Factory	2012/11/28	2013/5/28	1,712	1,708
Northeast Pharmaceutical Group Supply and Marketing Co., Ltd	2013/4/11	2013/10/11	-	6,517
Harbin Pharm Group Co.,Ltd Second Chinese Medicine Factory	2012/8/30	2013/2/28	-	1,546
Others	2012/8/30- 2013/8/22	2013/2/28- 2014/2/22	5,818	-
Total			$41,596	$34,413

Note 5 - ACCOUNTS RECEIVABLE

The Company’s accounts receivable amounted to $106,655 and $131,728 as of September 30, 2013 and June 30, 2013 net of allowance for doubtful accounts $8,790 and $9,979, respectively. The Company’s customers were mainly pharmaceutical companies in the Heilongjiang Province.

Note 6 - OTHER RECEIVABLES

Other receivables consisted of the following:

	September 30, 2013	June 30, 2013
Advances to Employees	$67,808	$71,730
Deposit	238	727
Others	15,155	10,585
Total Other Receivables	$83,201	$83,042

Advances to employees are unsecured and non-interest bearing, and have no fixed terms of repayment; therefore, they are deemed payable on demand.

Note 7 - INVENTORY

Inventory consisted of the following:

	September 30, 2013	June 30, 2013
Raw Materials	$360,035	$352,905
Work-in-Progress	214,638	187,847
Finished Goods	245,870	302,254
Total	$820,543	$843,006

Note 8 - CONSTRUCTION IN PROGRESS

On August 1, 2010, The Company entered into an agreement with a contractor to construct a warehouse for the Company. The estimated total cost of construction was approximately $44,935 (RMB 275,000). As of September 30, 2013 and June 30, 2013, 78% of construction had been completed and $35,131 (RMB 215,000) and $35,301 (RMB 215,000) had been recorded as a cost of construction in progress, respectively.

As of September 30, 2013 and June 30, 2013, a plant was completed and $154,030 (RMB 942,662) and $153,593 (RMB 942,662), respectively, were recorded as a cost of construction in progress. The project is now waiting for final inspection and examination and government approval. Upon readiness for use of the project, the cost of construction in progress will be transferred to the property, plant and equipment account.

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Note 9 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	September 30, 2013	June 30, 2013
Building, Warehouse and Improvements	$1,475,206	$1,471,024
Machinery and Equipment	684,494	671,482
Transportation Equipment	67,842	67,650
Office Equipment	59,532	59,363
Less: Accumulated Depreciation	(862,636)	(816,479)
Total	$1,424,438	$1,453,040

Depreciation expense were $43,799 and $41,312 for the three months ended September 30, 2013 and 2012, respectively, of which $21,737 and $20,701 were charged to operations and $22,062 and $20,611 were charged to cost of goods sold.

Note 10 – INTANGIBLE ASSETS

Intangible assets consisted of the following:

	September 30, 2013	June 30, 2013
Land Use Right	$708,348	$706,339
Product Patents	146,402	134,582
Less: Accumulated Amortization	(159,958)	(151,604)
Intangible Assets – Net	$694,792	$689,317

All land belongs to the State in the PRC. Enterprises and individuals can pay the State a fee to obtain the right to use a piece of land for commercial purposes or residential purposes for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will have the right to use the land for the time remaining after reducing the time which has been consumed by the predecessor owner from the initial period. On May 8, 2007, the Company entered into a Purchase Contract with the local government, pursuant to which the Company agreed to purchase the right to use an approximately 11-acre piece of land in Hailin County, Heilongjiang Province for commercial purposes over a fifty-year period from January 1, 2008 through January 1, 2058, for $708,348 (RMB 4,335,087), which the Company paid to the seller in May, 2007. The Department of Housing and Urban Development of Hailin City approved this transaction. The Company recorded the land use right at its purchase price. The cost of the land use right is amortized over its contractual period of the Purchase Contract entered into with the local government, using the straight-line method with no residual value. The Company’s production facilities and office are both located on this piece of land. As of September 30, 2013 and June 30, 2013, the land use right had a net balance of $626,946 and $628,700, respectively.

As of September 30, 2013, the land use rights of the Company in the book value of $708,348 have been mortgaged for the working capital loan in the principal amount of $1,143,791 (RMB 7,000,000).

The Company acquired twenty-one product patents, for an aggregate amount of $134,964 (RMB 825,983), from May 26, 2004 to September 23, 2008. Product patents costs are amortized over an estimated life of ten years. On September 26, 2013, the Company applied renewal of product patents and paid for $11,438 (RMB 70,000). As of September 30, 2013 and June 30, 2013, the original cost of product patents were $146,402 and $134,582, respectively. As of September 30, 2013 and June 30, 2013, product patents had a net balance of $67,846 and $60,617, respectively.

Amortization expense charged to operations were $7,916 and $7,634 for the three months ended September 30, 2013 and 2012, respectively.

Note 11 - SHORT TERM LOAN

On November 30, 2012, the Company entered into a loan agreement (the "Loan Agreement") with Longjiang Bank, Mudanjiang Hailin Branch (the “Bank") for a working capital loan in the principal amount of $1,143,791 (RMB 7,000,000) at an interest rate of 7.8% per annum (the “Loan”). The Loan has a one-year term with maturity date on November 29, 2013 and was secured by the land use right and the Company’s building. As of September 30, 2013 and June 30, 2013, the Company’s short term loan were $1,143,791 (RMB 7,000,000) and $1,140,548 (RMB 7,000,000) , respectively. The loan was paid off on November 22, 2013.

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Note 12 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	September 30, 2013	June 30, 2013
Accounts Payable of Raw Materials Purchases	$472,843	$495,095
Accrued Expenses	5,621	5,605
Total	$478,464	$500,700

Note 13 – INCOME TAX AND TAXES PAYABLE

Taxes payable consisted of the following:

	September 30, 2013	June 30, 2013
VAT Taxes Payable	$17,443	$10,178
Other Taxes	35	(71)
Total	$17,478	$10,107

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The New CIT Law reduced the corporate income tax rate from 33% to 25% effective on January 1, 2008. All Chinese enterprises are governed by the PRC Income Tax Law and various local income tax laws, pursuant to which the Company was subject to an income tax at a statutory rate of 25% for the three months ended September 30, 2013 and 2012. The Company had no provision for income tax for the three months ended September 30, 2013 and 2012, respectively, due to the current loss.

Note 14 - RELATED PARTY DEBTS

Related party debts represented short-term loans from Mr. Xin Sun, Mr. Kai Sun and Ms. Haiping Man, PRC citizens and siblings of the shareholders of the Company. These loans are unsecured, non-interest bearing and have no fixed terms of repayment; therefore, they are deemed payable on demand. The total borrowing from related parties were $1,717,746 and $1,706,652 as of September 30, 2013 and June 30, 2013, respectively.

Note 15 - OTHER PAYABLE

Other payable consisted of the following:

	September 30, 2013	June 30, 2013
Payable of Expense Reimbursement to Employees	$37,197	$38,484
Employee Deposit	1,119	1,181
Other Payables	24,410	9,099
	$62,726	$48,764

Note 16 - PAID IN CAPITAL

	September 30, 2013
Name of Shareholder	Amount	Ownership%
Liyuan Sun	$1,315,217	68.50%
Wenbin Zhang	604,808	31.50%
	$1,920,025	100.00%

Note 17 - COMMITMENTS AND CONTINGENCIES

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC is still owned by the Chinese government. For example, all land is state owned and leased to business entities or individuals through the government’s granting of Land Use Rights. The granting process is typically based on government policies at the time of granting and can be lengthy and complex. This process may adversely affect the Company’s future manufacturing expansions. The Chinese government also exercises significant control over PRC’s economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

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The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks, instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company’s performance.

Note 18 - MAJOR SUPPLIERS AND CUSTOMERS

The Company had only one customer which accounted for more than 10% of the Company’s total revenue for the three months ended September 30, 2013, with the customer accounting for 18%.

The Company had four suppliers that in the aggregate accounted for 49% of the Company’s total purchases for the three months ended September 30, 2013, with each individual supplier accounting for 15%, 13%, 11% and 10%, respectively.

The Company had no customer which accounted for more than 10% of the Company’s total revenue for the three months ended September 30, 2012.

The Company had three suppliers that in the aggregate accounted for 48% of the Company’s total purchases for the three months ended September 30, 2012, with each individual supplier accounting for 17%, 16% and 15%, respectively.

Note 19 - SUBSEQUENT EVENTS

On November 20, 2013, the Company entered into a short-term loan agreement with Longjian Bank, Mudanjiang Hailin Branch, for a working capital loan in the principal amount of $1,651,882 (RMB 10,000,000), at an interest rate that is 10% higher than the bench mark. The loan was secured by the land use right and the building of the Company, with a maturity date of November 19, 2014.

On April 10, 2013, each of the Company’s shareholders, Liyuan Sun and Wenbin Zhang (the “Shareholders”), entered into an agreement with Harbin Humankind Biology Technology Co., Ltd., a limited liability company incorporated under the Company Law of the People’s Republic of China (“Humankind”), for Humankind to purchase all of the equity interests of HLJ Huimeijia for a total purchase price of $16,339,869 (RMB100,000,000) (the “Purchase Price”). The Shareholders are the siblings of Mr. Xin Sun, the CEO of China Health Industries Holdings, Inc., the ultimate parent company of Humankind. Humankind paid the Purchase Price from cash from its operations. Pursuant to a Supplementary Agreement dated June 18, 2013, ninety percent (90%) of the Purchase Price was prepaid to the Shareholders as of September 30, 2013. The remaining ten percent (10%) of the Purchase Price was prepaid to an independent third party in escrow, to be released within seven (7) business days of the completion of the ownership changes in registration of industry and commerce administration of the Company. On November 11, 2013, Humankind completed the registration of change in ownership procedures for business registration of the Company with the local State Administration of Industry and Commence in Hailin City, Heilongjiang Province. On November 22, 2013, the remainder of the Purchase Price was released to the Shareholders, and the acquisition of one hundred percent (100%) of the equity interests of the Company by Humankind was completed. The Company and Humankind are under common control both before and after the acquisition.

Management has considered all events occurring through February 18, 2014, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of September 30, 2013 have been incorporated into the accompanying consolidated and combined financial statements, and those requiring disclosure have been fully disclosed in accordance with FASB ASC Topic 855, “Subsequent Events”.

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